Exhibit 10(x)


                            GRIC COMMUNICATIONS, INC.

                      GR1CFAX(trademark) LICENSE AGREEMENT

         This Agreement is entered into at Milpitas, California as of March 19, 1998 (the "EFFECTIVE DATE") by and between GRIC COMMUNICATIONS, INC., a California corporation with offices at 1421 McCarthy Boulevard, Milpitas, CA 95035 USA ("GRIC COMMUNICATION."), and EuroWeb Internet Service Provider Co., a Hungarian corporation with offices at Varosmajor U.13., 1122 Budapest, Hungary ("Licensee"), and is as follows:

         I.       DEFINITIONS

         The capitalized terms set forth in this Section I have the meanings ascribed to them as set forth in this Section 1. Capitalized terms used in this Agreement that are not set forth in this Section 1 have the meanings ascribed to them elsewhere in this Agreement.

         "GRICFAX(trademark) " means the GRICfax(trademark) Software and the Documentation.

         "GRICFAX(TRADEMARK) SOFTWARE" means the hardware listed on Exhibit A hereto for which Licensee has paid the purchase price described in EXHIBIT C hereto.

         "GRICFAX(TRADEMARK) SOFTWARE" means the software program described on EXHIBIT B in Executable Code for which Licensee has paid the license fees described in EXHIBIT C of this Agreement and which is identified by its serial number on EXHIBIT D hereto. The GRlCfax(trademark) Software does not include any Derivatives unless this Agreement otherwise provides.

         "DERIVATIVES" means specific instructions or sets of instructions in Executable Code that are not included in the GRICfax(trademark) Software, but which, when used alone or with the GRICfax(trademark) Software, constitute a modification, enhancement, correction, update, translation, interpretation, listing, compilation, or derivative of the GRICfax(trademark) Software, and all copies and portions thereof in any media.

         "DESIGNATED PLATFORM" means Licensee's central Internet service provider server(s) on which Licensee will install GRICfax(trademark) , identified in EXHIBIT D hereto.

         "DOCUMENTATION" means manuals, user guides, and other documentation relative to the GRlCfax(trademark) Software, including all modifications, updates, derivations, and changes thereto, whether in written, graphical, human readable, or machine readable form and in any media.

         "EXECUTABLE CODE," sometimes also referred to as object code, means the machine executable form of the GR1Cfax(trademark) Software or any copy thereof in any media.

         "GLOBAL REACH INTERNET CONNECTION(TRADEMARK) " (or "GRIC(trademark) ") means a worldwide alliance of Internet Service Providers ("ISPs") coordinated by GRIC Communications, Inc. with the objective of providing telecommunications services and other value-added services through the Internet.

         "INTELLECTUAL PROPERTY RIGHTS" means patent rights, copyright rights (including, but not limited to, rights in audiovisual works and moral rights), trade secret rights, and any other intellectual property rights recognized by the law of each applicable jurisdiction.

         "Site" means the location(s) of the central processing unit(s) of the Designated Platform, identified on EXHIBIT D hereto.

         "TERRITORY" means Hungary.

         "TRADEMARKS" means the various trademarks, service marks and logos owned or licensable by GRIC Communications, Inc. as described on EXHIBIT E hereto.

2.       TRADEMARKS

         Licensee recognizes the value of the goodwill associated with GRIC Communications, Inc.'s Trademarks~ GRIC Communications, inc.'s ownership of the Trademarks, and the reservation by GRIC Communications, Inc. of all rights to the trade marks. Licensee agrees to use the GRICfax(trademark) mark solely to refer to and identify GRlCfax(trademark) and GRIC Communications, Inc's technology, and to use the Global Reach Internet Connection(trademark) and GRIC(trademark) marks solely to refer to and indicate Licensee's membership in the GRIC organization and that such usage shall be in accordance with GRIC Communications, Inc.'s usage guidelines as revised from time to time. Such marks shall be used in the text of any press releases issued regarding Licensee's Internet faxing capabilities or services. In all written text (whether in electronic or paper form), ownership of the Trademarks shall be attributed to GRIC Communications, Inc. as follows: "GRlCfax(trademark) ", Global Reach Internet Connection(trademark) and GRIC(trademark) are trademarks of GRIC Communications, Inc.." Licensee further agrees not to make any other use of, challenge the validity of, or file applications to register, any name or mark containing any of GRIC Communications, Inc.'s trademarks, whether or not such trademarks are listed herein, without GRIC Communications, Inc.'s advance written permission. Licensee agrees that all goodwill associated with GRIC Communications, Inc.'s Trademarks shall inure to the sole benefit of GRIC Communications, Inc..

3.       INSTALLATION AND ACCEPTANCE

         3.1. Pre-Delivery Activities and Delivery. Before delivery and installation, Licensee shall prepare the Site and/or the Designated Platform for installation of the GRICfax(trademark) Software and Hardware according to GRIC Communications, Inc.'s instructions. Within thirty (30) days after Licensee orders and pays for the GR1Cfax(trademark) Software and Hardware, GRIC Communications, Inc. shall deliver the GRlCfax(trademark) Software and Hardware to the Designated Platform at the Site, and shall deliver to the Site one (1) copy of the applicable Documentation. GR1Cfax(trademark) and GRICfax(trademark) Hardware are shipped F.O.B. from GRIC Communications, Inc.'s office in Milpitas, California. Licensee shall be responsible for installing the GRICfax(trademark) Software and Hardware on the Designated Platform at the Site, but GRIC Communications, Inc. will assist Licensee in the installation process as reasonably requested by Licensee.

         3.2.     Acceptance.

         3.2.1. Hardware Acceptance and Returns. The GRICfax(trademark) Hardware shall be deemed accepted upon receipt by Licensee. In the event that any GRlCfax(trademark) Hardware is defective, Licensee may contact GRIC Communications, Inc. for a return materials authorization ("RMA") and, only upon receipt of an RMA, Licensee may return the defective GRICfax(trademark) Hardware to GRIC Communications, Inc.. If GRIC Communications, Inc. determines that such GRlCfax(trademark)

Hardware is defective, GRIC Communications, Inc. will repair or replace such GRICfax(trademark) Hardware.

         3.2.2. Software Testing and Acceptance. Licensee shall have thirty (30) days from delivery of the GRICfax(trademark) Software to the Site during which to test the GRICfax(trademark) Software according to the test plan provided by GRIC Communications, Inc. to determine that the GRlCfax(trademark) Software performs materially in accordance with the criteria set forth in tire test plan arid the Documentation. Licensee shall promptly notify GRIC Communications, Inc. in writing of any failure(s) of the GRICfax(trademark) Software to perform materially in accordance with the test plan or tire Documentation ("Deficiency") within five (5) days after expiration of tire testing period. If Licensee fails to notify GRIC Communications, Inc. of Deficiencies within such period, Licensee shall have no further right to reject tire GRICfax(trademark) Software or exercise other remedy with respect to any such alleged non-conformance, subject to GRIC Communications, Inc.'s support obligation under Section 8.

         3.2.3. Modification. Promptly upon receiving notice of any Deficiency in tire GRICfax(trademark) Software within tire time period specified under
Section 3.2.2, GRIC Communications, Inc. shall use its best efforts to correct tire deficiencies in an expeditious manner and to provide Licensee with a revised version within thirty (30) days. Licensee shall then test the revised software iii the manner provided in subsection 3.2.2.

         3.2.4. Rejection of GR1Cfax(trademark) Software and Hardware. If the third or any subsequent revision of the GRICfax(trademark) Software provided by GRIC Communications, Inc. fails to perform materially in accordance with the criteria of the test plan or the Documentation, and GRIC Communications, Inc. is unable to give Licensee adequate assurances that GRIC Communications, Inc. will revise the GRICfax(trademark) Software to meet such requirements within a reasonable time, Licensee may reject the GRICfax(trademark) Software, terminate tins Agreement, and receive a refund of any amounts paid with respect to the rejected GRICfax(trademark) Software. In the event that Licensee chooses to reject the GRICfax(trademark) Software, Licensee will also return to GRIC Communications, Inc. the GRICfax(trademark) Hardware and GRIC Communications, Inc. will refund the purchase price of such returned GRICfax(trademark) Hardware. Such Rejection, termination and refund rights will be Licensee's sole and exclusive remedy for such non-conformance of tire GRICfax(trademark) Software during the Acceptance Period set forth in this Section 3.

4.       LICENSE GRANTS

         4.1.    Scope of License.

         4.1.1 Current License. Subject to the terms and conditions of this Agreement, and effective upon payment (if the amounts specified in Section 9.1.1, GRIC Communications, Inc. hereby grants to Licensee a non-exclusive, non-transferable, fee-bearing, perpetual license to use (without the right to sub-license or distribute) GRICfax(trademark) Software and any Derivatives delivered by GRIC Communications, Inc., in Executable Code, and Documentation for Licensee's internal use only, solely on the Designated Platform at the Site in connection with Licensee's services in the Territory.

         4.1.2 Future Purchases. During the Term of this Agreement, Licensee may license additional copies of GR1Cfax(trademark) at GRIC Communications, Inc.'s then-current pricing by issuing a purchase order to GRIC Communications, Inc. containing the Designated Platform and Site for each such copy of GRICfax(trademark) . All such purchase orders are subject to approval by GRIC Communications, Inc., and no terms or conditions of such purchase orders shall modify or add to the terms of this Agreement. Exhibit E hereto shall be modified to include the serial number of each copy of GRICfax(trademark) licensed to Licensee and the Designated Platform and Site for such copies. All such additional copies of GRICfax(trademark) shall be deemed GRICfax(trademark) as defined in Section I of this Agreement and all terms and conditions of this Agreement shall apply to Licensee's use of such additional copies except for Sections 3.2.2, 3.2.3, and 3.2.4.

         4.2. Right to Make Back-up Copy. Licensee may make one archival back up copy of the GRICfax(trademark) Software (and any Derivatives delivered by GRIC Communications, Inc.) and the Documentation.

         4.3. License Restrictions. Licensee shall not copy or knowingly permit any other person to copy any portion of GRICfax(trademark) except for the purposes authorized in this Agreement, or by end-users of Licensee's on-line services in the Territory for back-up and archival purposes. Licensee shall not, and shall not allow others to, reverse engineer, reverse compile, or disassemble any of the GRICfax(trademark) Software, any Derivative, or any portion of the foregoing. Licensee shall notify GRIC Communications, Inc. if Licensee becomes aware of attempt to reverse engineer, reverse compile, or disassemble the GRICfax(trademark) Software, any Derivative, or any portion of the foregoing. Licensee shall not provide the GRICfax(trademark) Software to third parties on a rental or time-sharing basis.

         4.4. Reservation. GRIC Communications, Inc. reserves all rights and licenses not expressly granted to licensee pursuant to this Agreement.

5.       DELIVERABLES

         Upon payment of the license fee and purchase price referenced in
Section 9.1.1, GRIC Communications, Inc. shall provide Licensee with the items specified as deliverables on EXHIBIT B, and the hardware specified on EXHIBIT A.

6.       LICENSEE COMMITMENTS

         6.1. Licensing of GRICfax(trademark) Licensee agrees (i) to install and use the GRICfax(trademark) Software only as provided in this Agreement, subject to the terms and conditions hereof, and (ii) to install and use any updates of the GRICfax(trademark) Software provided to Licensee promptly upon receipt thereof.

         6.2. Commitment to Cooperate in Providing GRIC Member Services. The licensing and use of GRICfax(trademark) implies a commitment by and agreement of Licensee to be a member of GRIC during the term of this Agreement and to cooperate with other GRIC members under rules promulgated by GRIC Communications, Inc. in offering Internet faxing and other services, as applicable with respect to GRICfax(trademark) and other products licensed to Licensee by GRIC Communications, Inc.. As such, Licensee agrees that it will carry all Internet fax traffic generated by the end user customers of all other GRIC members. The GRICfax(trademark) license herein granted shall immediately and automatically terminate if the Licensee withdraws from GRIC or refuses to provide Internet faxing services enabled by GRICfax(trademark) to customers of other GRIC members. If, however, GRIC Communications, Inc. determines that Licensee is unable for technical reasons to offer to customers of other GRIC members high quality Internet faxing services enabled by GRICfax(trademark) , then GRIC Communications, Inc. will have the option, in its discretion, of allowing Licensee to continue using GRICfax(trademark) to enable Licensee's own customers to utilize the Internet faxing services enabled by GRICfax(trademark) but terminating Licensee's ability to provide the Internet faxing services enabled by GRICfax(trademark) to customers of other GRIC members. Each GRIC member will be responsible for handling service or other claims made by its own customers, whether or not relating to the use of other GRIC members networks. Disputes among GRIC members will be resolved according to settlement and operational procedures provided from time to time by GRIC Communications, Inc..

         6.3. Licensee Expenses. Licensee agrees to pay all Licensee-incurred out-of-pocket expenses for GRIC meetings and related participation.

         6.4. Technical Support. Licensee agrees to provide local support and network management for the Designated Platform on which the GRICfax(trademark) Software runs, and to exercise commercially reasonable efforts with respect to maintaining GRIC-related services in substantially the same way Licensee maintains its other services, including, but not limited to, providing immediate response and action to cooperate with GRIC Communications Inc.'s,'s Network Operation Center to remedy any failure of any server used to provide GRIC-related services. Licensee agrees to maintain hardware and software on an GRIC Communications, Inc.-supported release. For high severity problems, which could cause loss of data, data corruption, system failure or a potential security breach, the Licensee agrees to implement an GRIC Communications, Inc.-provided fix within 48 hours of receipt of the fix. Licensee will also provide GRIC Communications, Inc. authorization for remote access to an administrative account on all Designated Platforms on which the GRICfax software runs in order to perform GRICfax administrative functions.

         6.5. The logo "GRIC(trademark) Member" shall be placed on the licensee's home page.

         6.6. Terminating Licensee agrees to strive to provide sufficient capacity to allow at least 95% of all incoming fax requests in any given calendar month to have dial-out transmission initiated within five minutes.

         7.       GRIC COMMUNICATIONS, INC. COMMITMENTS

         As provided in this Agreement, GRIC Communications, Inc. will reconcile all Internet and fax traffic activity logs, and collect and redistribute all fees related to GR1Cfax(trademark) related Internet and fax traffic activity due from one GRIC member to another. GRIC Communications, Inc. will take the lead role in expanding the global services network using GRICfax(trademark) and other GRIC Communications, Inc. products by marketing GRIC and signing up new members. GRIC Communications, Inc. will schedule GRIC meetings for the purpose of distributing information and seeking member input on technical developments and implementation strategies.

GRIC Communications, Inc. agrees that commencing on the Effective Date, and so long thereafter as Licensee provides the quality of service described in Section
6.2 of this Agreement, GRIC Communications, Inc. will not enter into an arrangement with any third party in which GRIC Communications, Inc. grants such third party a license to use GRICfax(trademark) to receive facsimile traffic in Hungary from other GRIC(trademark) Members.

8.       MAINTENANCE AND SUPPORT

         8.1. GRIC Communications, Inc. Maintenance. During the term of this Agreement, GRIC Communications, Inc.'s. shall provide Licensee with periodic updates the GRIC Software that may incorporate (I) corrections of any substantial defects, (ii) fixes of any minor bugs, and (iii) at the sole discretion of GRIC Communications, Inc., enhancements to the GRICfax(trademark) Software, in each case where practicable.

         8.2. GRIC Communications, Inc. Software Error Correction. During the term of this Agreement, GRIC Communications, Inc. will use reasonable efforts to correct errors that are reported by Licensee and reproducible by GRIC Communications, Inc.. "Errors" are material failures of the GRICfax(trademark) Software to perform in substantial conformity with the Documentation. GRIC Communications, Inc. shall provide E-mail and fax support between the hours of 9:00 am. and 5:00 p.m., California time, Monday through Friday, excluding GRIC Communications, Inc. holidays.

         8.3. Customization. GRIC Communications, Inc. may provide additional software engineering services to customize the GRICfax(trademark) Software to meet Licensee's requirements as agreed between GRIC Communications, Inc. and Licensee. GRIC Communications, Inc. shall own any such customized versions of GRICfax(trademark) Software and other Derivatives so created. GRIC Communications, Inc. shall provide the software engineering services at GRIC Communications, Inc.'s standard hourly rates at the time of agreement (plus materials costs and expenses).

         8.4. Training. GRIC Communications, Inc. may provide training services to Licensee's personnel at such times and at such places as GRIC Communications, Inc. and Licensee may agree. GRIC Communications, Inc. shall provide the training at GRIC Communications, Inc.'s standard hourly rates (plus materials costs and all related expenses including travel costs) at the time of the agreement.

9.       FEES, BILLING AND SETTLEMENT

         9.1. Fees

         9.1.1. Up-front Licensing Fee and Hardware Purchase. Licensee shall pay GRIC Communications, Inc. the Up-Front Licensing fee and Hardware Purchase Price (due and payable upon execution of this Agreement) described on EXHIBIT C.

         9.1.2. Maintenance Fees. Licensee shall pay GRIC Communications, Inc. the Annual Maintenance Fee (due and payable upon execution of this Agreement and each anniversary thereof). and the Technical Support Fee (due and payable upon execution of this Agreement, both as described on EXHIBIT C.

         9.1.3. Additional Financial Arrangements. Licensee agrees to the additional financial arrangements specified on EXHIBIT C, which arc incorporated by reference into this Section 9.1.3.

         9.2.     Billing.

         9.2.1 Billing Statement. Al the end of each billing period (calendar month), GRIC Communications, Inc. will generate for Licensee one consolidated statement of all Internet traffic enabled by GRIC Communications, Inc. products (including GR1Cfax(trademark) ) licensed to Licensee (the "PRODUCTS"). This statement will bear the date on which it was generated (the "Statement Date"), and will detail and reconcile all Products-related Internet and fax traffic activities between the Licensee and all other GRIC members, and will show an aggregate amount owed or amount due which will be paid to or received from GRIC Communications, Inc..

         9.2.2 Billing Calculations. The billing to the Licensee shall be calculated as a thirty (30) seconds minimum transmission time and six (6) seconds increments thereafter for the remaining duration of the transaction. Each six (6) second increment is calculated as one tenth of a minute and the last remaining seconds are rounded up to the nearest one tenth of a minute

         9.3. Settlement. GRIC Communications, Inc. will settle GRIC member accounts as set forth in this Section 9, EXHIBIT C, and the then-current GRIC Communications, Inc. Settlement Operational Plan. In the event of any conflict between the terms of this Agreement and the Settlement Operational Plan or a similar document, the terms of this Agreement shall control.


         9.3.1 Payment by Licensee. In the billing statement set forth in
Section 9.2. GRIC Communications, Inc. will reconcile all GRICfax(trademark) related Internet traffic activity logs and determine the aggregate "amount owed" or "amount due" for all GRICfax(trademark) related Internet traffic activities for Licensee. GRIC Communications, Inc. nets the debits and credits owed or due from all GRIC services. based on the financial terms set forth in EXHIBIT C. Any amounts owed by Licensee are due and payable upon Licensee's receipt of the statement, but shall not be considered overdue until thirty (30) days after the Statement Date (the "grace period"). Payments received during such grace period will not incur a late charge. If payments are received after the grace period GRIC Communications, Inc. may assess a late charge of 1.5% per month from Statement Date of the amount due with a minimum charge of 1.5%. Licensee understands and agrees that it is required to provide payment security as set forth in Section 9.6. GRIC Communications, Inc. reserves the right to suspend service if the Licensee is over 30 days delinquent in their payment amount.

         9.3.2 Redistribution of Funds by GRIC Communications, Inc.. GRIC Communications, Inc. will collect all amounts received from Licensee and from other GRIC members for each billing statement under Section 9.2, and will redistribute collected amounts within sixty (60) days of the Statement Date. In the event that GRIC Communications, Inc. is to pay Licensee certain amounts based upon a certain statement under Section 9.2, GRIC Communications, Inc. agrees to pay Licensee such amounts owed within such sixty (60) day period even if such amounts are owed but unpaid to GRIC Communications, Inc. by other GRIC members.

         9.3.3 Set-Off and Overpayment. GRIC Communications, Inc. may set off from any amounts to be paid to Licensee an amount equal to: any amount then owed by Licensee and past due. Any amount mistakenly overpaid to Licensee will immediately be refunded upon discovery or upon demand by GRIC Communications, Inc. and forwarded to the GRIC member entitled thereto, and GRIC Communications, Inc. may set off amounts overpaid from the next payment due Licensee should Licensee have failed to refund any overpaid amounts prior to such payment.

         9.3.4 Fee Disputes. Any disputed amounts may be questioned within sixty
(60) days of the Statement date. After such sixty (60) day period, the billing becomes final. Licensee must transmit any questions regarding billing to GRIC Communications, Inc. in writing with specific reference as to why the billing "log" is considered incorrect. Licensee acknowledges and agrees that any amounts owed by Licensee attributable to fraudulent usage of Licensee's GRICfax(trademark) services are Licensee's sole responsibility and shall not be disputable. GRIC Communications, Inc. will exercise reasonable efforts to resolve a disputed billing within sixty (60) days of such notification. In the event of a dispute, GRIC Communications ions, Inc.'s log will be considered the system record and shall be considered accurate regardless of any inconsistent logs maintained by Licensee or any other GRIC member.

         9.3.5 Rate Changes. GRIC Communications, Inc. may change the prices and terms included or incorporated into this Section 9 upon thirty (30) days written notice to Licensee. Such charges shall be applied equally to all similar members of GRIC.

         9.4. Taxes and Duties. Prices and payments due to GRIC Communications, Inc. are exclusive of any sales, use, excise, value-added, withholding or similar tax of any kind. Licensee agrees to pay, and to indemnify and hold GRIC Communications, Inc. harmless from any sales, use, excise, value-added, withholding or similar tax levied outside of the United States on the licenses arising out of the sale or use of GRICfax(trademark) by Licensee (including taxes which may be due as a result of the termination of faxes sent by Licensee) and/or fees payable by Licensee as described herein, other than taxes measured by GRIC Communications, Inc.'s income, corporate franchise, or personal property ownership. Prices and payments due to Licensee from GRIC Communications, Inc. for its own account shall be exclusive of any sales, use, excise, value-added, withholding or similar tax of any kind. GRIC Communications, Inc. will require each GRIC member making payments to GRIC Communications, Inc. that are to be passed through to the other GRIC members to agree to make any such payments net of any sales, use, excise, value-added, withholding or similar tax of any kind.

         9.5. Method of Payment. All payments to GRIC Communications, Inc. shall be as set forth below or as to such subsequent accounts and addresses as GRIC Communications, Inc. may provide upon written notice. All payments to GRIC Communications, Inc. shall be made via wire transfer and be made payable to GRIC Communications, Inc.. Remit payment to Bank of America located at 530 Lytton Avenue, Palo Alto, CA 94301 with the following account number references: ABA No.121000358 and Account No. 14934-04689. All payments shall be made in United States currency. Licensee agrees to notify GRIC Communications, Inc. Billing Department by E-mail at BILLING@GRIC.COM upon transfer of funds.

         9.6. Payment Security. Licensee shall provide payment security to GRIC Communications, Inc. in the form of a cash prepayment, made as stipulated in
Section 9.5 in the amount established by GRIC Communications, Inc., set forth in Exhibit F. Licensee agrees that GRIC Communications, Inc. shall retain the right to adjust the amount of the payment security as needed. Licensee agrees to pay the adjusted amount within 10 days. GRIC Communications, Inc. may draw on the payment security as necessary to pay amounts owed hy Licensee to GRIC members or GRIC Communications, Inc.. GRIC Communications, Inc. reserves the right to suspend service if the Licensee fails to adjust the payment security within 20 days of notice.

         9.7 Fraud Minimization. GRIC Communications, Inc. and Licensee shall cooperate and confer in good faith with each other and with other GRIC members to work out procedures to identify and prevent fraud in the usage of GRICfax(trademark) -enabled Internet services, and to work out mutually agreed liability limitations on fraudulently incurred charges incurred on one GRIC member's network and sought to be charged hack to another GRIC member through the settlement process. Such limitations shall act to reduce a GRIC member's liability only if it has applied the agreed upon fraud provision measures.

10.      EXPORT

         GRIC Communications, Inc.'s obligation to deliver any portion of GRlCfax(trademark) is subject to compliance by GRIC Communications, Inc. and Licensee with applicable laws, rules, and regulations of the United States Department of Commerce and other applicable governmental agencies concerning the export of goods or technology from the United States. Before Licensee uses any portion of GRlCfax(trademark) outside the United States, Licensee shall: (a) fully comply with all then current regulations of the United States Department of Commerce and other applicable governmental agencies; (b) fully comply with all then current and applicable regulations of the government of the Territory;

and (c) take reasonable precautions to protect the proprietary rights of GRIC Communications, Inc. in the Territory.

11.   DISCLAIMER

         11.1. GRICfax(trademark) As-Is, With All Faults. GRIC Communications, Inc. licenses GRICfax(trademark) on an "as is,", with all faults" basis. GRIC Communications, Inc.'s sole obligation and Licensee's sole remedy with respect to any failure of the GRICfax(trademark) Software to perform to Licensee's requirements is as set forth in Sections 3.2 and 8.2.

         11.2. Hardware Warranty. The GRICfax(trademark) Hardware is subject to the terms and conditions, including warranties, if any, provided with the GRlCfax(trademark) Hardware by the manufacturers thereof.

         11.3. NO WARRANTY BY GRIC COMMUNICATIONS, INC.. GRIC COMMUNICATIONS, INC. MAKES NO WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL, STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, REGARDING GRICFAX(trademark) OR THE GRICFAX(trademark) HARDWARE OR THEIR USE ALONE OR IN COMBINATION WITH ANY OTHER PRODUCTS. NO EMPLOYEE OR AGENT OF GRIC COMMUNICATIONS, INC. IS AUTHORIZED TO MAKE ANY OTHER REPRESENTATION, WARRANTY, OR PROMISE WITH RESPECT TO GRICFAX(trademark) OR FILE GR1CFAX(trademark) HARDWARE.

12.      TITLE AND PROPRIETARY RIGHTS

         12.1. Title. Title to GRICfax(trademark) and Derivatives and know-how and all Intellectual Property Rights pertaining thereto, shall at all times be vested in GRIC Communications, Inc. or its suppliers. Licensee shall have no ownership of GRICfax(trademark) or any Derivatives, or any portion thereof other than ownership of the physical media on which permitted copies of the GRICfax(trademark) and any Derivatives may be present.

         12.2.    Confidential Information.

         12.2.1. Definition. "Confidential Information" means: (i) business or technical information concerning the products, customers, customer data, marketing and business plans, operations, research, development or know-how;
(ii) any other information disclosed in written or other tangible form and is marked "Confidential," "Proprietary," or in some other manner to indicate its confidential nature; or (iii) oral information which is designated as confidential at the time of disclosure and is later reduced to writing within 30 days; "Confidential Information" does not include information that: (i) in its aggregate form, is in or enters the public domain through no fault of the receiving party; (ii) is known to the receiving party, without restriction on its use or disclosure, at the time of disclosure; (iii) is independently developed by the receiving party without any use of the Confidential Information of the other party, as demonstrated by documentation created concurrently with such development.

         12.2.2. Restrictions on Confidential Information. Each party will maintain the Confidential Information of the other party in strict confidence and will exercise due care with respect to the handling and protection of such Confidential information, consistent with its own policies concerning protection of its own Confidential Information of like importance. Each party will use the

Confidential Information of the other party only as expressly permitted herein, and will disclose such Confidential Information only to its employees and consultants as is reasonably required in connection with the exercise of its rights and obligations under this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth herein executed in writing by such employees and consultants). However, each party may disclose Confidential Information of the other party pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the receiving party gives reasonable notice to the other party to contest such order or requirement. Any such disclosure by the receiving party of the Confidential Information of the disclosing party. will, in no way, be deemed to change, affect or diminish the confidential and proprietary status of such Confidential Information. Licensee expressly agrees not to use Confidential Information to form an Internet services network that competes with GRIC and will not solicit GRIC members to join a competing Internet services network.

         12.3. Notification. Each party shall notify the other immediately upon discovery of any unauthorized use or disclosure of the other's Confidential Information, or any other breach of this Agreement by such party, and shall fully cooperate with the other party to help regain possession of Confidential Information and prevent the further disclosure of Confidential Information.

         12.4. Prohibition on GRIC Member Information Distribution. Licensee shall not itself knowingly, or permit any other person to, release or distribute the names of business contacts or technical contacts or other relevant business information of any other GRIC members other than the names and Internet access phone numbers of those GRIC members.

         13.      INFRINGEMENT INDEMNITY

         13.1. Indemnification. Subject to the conditions of Section 13.2, GRIC Communications, Inc. shall defend or settle any claim. proceeding, or suit ("Claim") against Licensee for infringement of any United States patent, copyright, or misappropriation of a trade secret arising from the sale or use of GRICfax(trademark) , subject to the limitations set forth ill this Section 13. GRIC Communications, Inc. shall have sole control of any action or settlement and shall pay any final judgment entered against Licensee on such issue in any claim that GRIC Communications, Inc. defends. GRIC Communications, Inc. will also have the right to control any litigation involving GRIC Communications, Inc.'s trademarks and service marks and logotypes. GRIC Communications, Inc. shall not be liable for any cost, expense, or settlement incurred without GRIC Communications, Inc.'s prior written authorization.

         13.2. Notice and Cooperation. Licensee shall (a) notify GRIC Communications, Inc. promptly in writing of any Claim, (b) give GRIC Communications, Inc. all information in Licensee's actual knowledge with respect to the Claim, (c) cooperate with GRIC Communications, Inc. in all reasonable respects, and (d) at GRIC Communications, Inc.'s request give GRIC Communications, Inc. any additional authority GRIC Communications, Inc. needs to defend or settle such Claim.

         13.3. Remedies. If GRIC Communications, Inc. determines that there is a material risk that GRICfax(trademark) may incur a Claim that would give rise to a right of indemnification under this Agreement, GRIC Communication, Inc. may at GRIC Communications, Inc.'s sole option and expense (a) procure for the Licensee the right to use GRICfax(trademark) ; (I)) provide a non-infringing product that performs comparably to GRICfax(trademark) ; or (c) terminate the license granted by this Agreement as to GRICfax(trademark) and all further obligation of Licensee to pay fees as provided under this Agreement with respect to GRICfax(trademark) , and refund to Licensee the unamortized portion of the license fees paid by Licensee to GRIC Communications, Inc. for GRICfax(trademark) based upon a three (3) year straight-line depreciation with a commencement date as of the Effective

Date.

         13.4. Exclusions. Notwithstanding anything to the contrary in this Agreement, GRIC Communications, Inc. shall have no liability for (a) infringement caused by use of GRICfax(trademark) in combination with any other good, method, or process if the infringement is caused by the combination; (b) infringement involving any trademark, service mark, or logo type other than trademarks or oilier marks that refer to GRIC Communications, Inc.; (c) infringement resulting from modification of GRICfax(trademark) by a person other than GRIC Communications, Inc.; (d) infringement resulting from compliance with any plans, specifications, or designs provided by Licensee; or (e) any claim of infringement of a right in which Licensee or any affiliate of Licensee has a direct or indirect interest.

         13.5. No Other Liabilities or Remedies. This Section 13 states the entire liability of GRIC Communications, Inc. and the exclusive remedy of Licensee for any claim that GRlCfax(trademark) infringes any patent, trademark, copyright, or otherwise. The total obligation of GRIC Communications, Inc. pursuant to this Section 13 shall not at any time exceed tile total amounts paid to GRIC Communications, Inc. pursuant to this Agreement during the preceding 12 calendar months.

         13.6. Indemnification by Licensee. Except for the foregoing Claims, Licensee shall defend, indemnify, and hold harmless GRIC Communications, Inc. against all expenses and damages arising out of any claims against GRIC Communications, Inc. as a result of any use by Licensee of GRICfax(trademark) , including without limitation, the fact or content of a facsimile transmission by Licensee or Licensee's end users.

         14.      TERM AND TERMINATION

         14.1. Term. The initial term of this Agreement is two (2) years from the Effective Date, and is automatically renewed on an annual basis thereafter unless sooner terminated as provided below,

         14.2. Termination for Breach. Either party may terminate this Agreement if the other party breaches ally material term or condition of this Agreement and fails to cure that breach within thirty (30) days after receiving written notice of the breach. Except for any failure to pay money, in the event it takes more than thirty (30) days to cure the breach and the breaching party has begun substantial corrective action to remedy the breach within the initial thirty
(30) day period and diligently continues to pursue such remedy, termination shall not be effective until six(y (60) days have expired since receipt of written notice of the breach if the breach has not been cured within such sixty
(60) day period.

         14.3. Effect of Termination for Breach. Upon termination for breach of this Agreement, except as expressly provided herein, (a) the rights and licenses granted to Licensee pursuant to this Agreement automatically terminate, and (b) Licensee shall, within thirty (30) days, ship to GRIC Communications, Inc. or destroy (including purging from any system or storage media) all items in its possession proprietary to GRIC Communications, Inc., including but not limited to all copies of GRICfax(trademark) , and an officer of Licensee shall certify in writing to GRIC Communications, Inc. that all copies of GRICfax(trademark) and other Confidential Information of GRIC Communications, Inc. have been returned to GRIC Communications, Inc. or destroyed.

         14.4. Termination by Choice. Either party may terminate the License Agreement by providing written notice at least sixty (60) days in advance of tie renewal date described in Section 14.1 above.

         14.5. Effect of Termination by Choice. Upon termination by choice under
Section 14.4, Licensee retains the right to use the current version of the GRICfax(trademark) Software in its current form. whether or not Licensee chooses to continue using GRICfax(trademark) Software, any fees owed prior to termination by choice remain due and are subject to the provisions in Section 9. In the event that Licensee continues to use GRICfax(trademark) , the provisions of Section 9 relating to ongoing payments shall survive the termination of this Agreement.

         14.6. No Liability Upon Termination. Neither party shall be liable to the other for any lost revenue, lost profit, or expenses incurred or investment made in connection with the establishment, development, or maintenance of the business of either party, or for any other damages, losses, costs, or expenses of any kind whatsoever, other than the obligations to pay amounts accrued under the Agreement before the date of termination.


         14.7. Survival. The provisions of Sections 11, 12, 13,14, and 15 shall survive the expiration, cancellation, or termination of this Agreement.

         15.      GENERAL PROVISIONS

         15.1. LIMITATION ON DAMAGES. GRIC COMMUNICATIONS, INC. SHALL NOT BE LIABLE FOR THE COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, OR FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL, OR PUNITIVE DAMAGES, OR OTHERWISE, NOTWITHSTANDING ANY FAILURE OF GRICFAX(trademark) OR ANY GOOD FAITH ERROR IN RENDERING CLEARING HOUSE SERVICES HEREUNDER, EVEN IF GRIC COMMUNICATIONS, INC. IS AWARE OF THE CONSEQUENCES OF LATE DELIVERY, UNAVAILABILITY, OR NON PERFORMANCE. IN NO EVENT WILL GRIC COMMUNICATIONS, INC.'S MAXIMUM LIABILITY UNDER THIS AGREEMENT AT ANY TIME EXCEED THE AMOUNTS PAID TO GRIC COMMUNICATIONS, INC. UNDER THIS AGREEMENT DURING THE PRECEDING 12 CALENDAR MONTHS.

         15.3. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Licensee shall not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of GRIC Communications, Inc., which GRIP Communications, Inc. shall not withhold unreasonably. For the purpose of this Agreement, an assignment by Licensee shall include any transaction or series of related transactions in which ownership of more than 50% of the combined voting power of all ownership interests of Licensee is transferred. Licensee expressly agrees that GRIC Communications, Inc. may assign its rights and obligations under this Agreement.

         15.4. Force Majeure. Neither party shall be liable for any breach of this Agreement or delay in performance, except for the failure to pay money due, resulting from a strike, lockout, or other labor dispute, fire, earthquake, flood, civil commotion, war, riot, act of God, casualty, accident, shortage of transportation facilities, detention of goods by custom authorities, loss of goods in public or private warehouse, delay in the delivery of energy, raw or finished materials, paris, or completed merchandise by suppliers thereof, or other cause beyond the reasonable control of or occurring without the fault of such party ("FORCE MAJEURE"). Any deadline or time within which a party must perform under this Agreement shall automatically be extended upon the occurrence of any such Force Majeure for a period equal to the time lost because of such event, but not for more than 90 days. If such Force Majeure continues for more than 90 days, then the party not in breach of contract as a result of the Force Majeure, or either party if both are in breach of contract as a result of the Force Majeure, may terminate this Agreement upon written notice to the other.

         15.5. No Third-Party Beneficiaries. Licensee acknowledges and agrees that certain of GRIC Communications, Inc.'s suppliers are third party beneficiaries of this Agreement and nay enforce it directly against Licensee. Except as expressly set forth in this Section 15.5, nothing in this Agreement shall (a) confer any rights or remedies on any persons other than the parties and their respective successors and assigns, (b) relieve or discharge the obligation of any third person to any party, or (c) give any third person any right of subrogation or action against any party.

         15.6. Amendments, Waivers, and Consents. This Agreement shall not be amended except in a writing signed by the parties. No waiver or consent shall be binding except in a writing signed by the party making the waiver or giving the consent. No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent except to the extent specifically set forth in writing.

         15.7. Official Language. English is the official language of this Agreement. The English language version of this Agreement or any document or notice contemplated by this Agreement shall control in any conflict with any version of such writing that is not in English.

         15.8. Notice. Any notice, instruction, or communication required or permitted to be given under this Agreement to any party shall be in writing (which may include telecopier or other similar form of reproduction followed by a mailed hard copy, but not electronic mail) and shall be deemed given when actually received or, if earlier, five days after deposit in the United States Mail by certified or express mail, return receipt requested, postage prepaid (or for foreign addresses by Federal Express, DHL, or other comparable delivery service), addressed to the current residence or business address of the party or to such other address as such party may request by written notice. Each party shall make an ordinary, good faith effort to ensure that tile person to be given notice actually receives such notice. Each party shall ensure that the other parties to this Agreement have a current address, fax number, and telephone number for the purpose of giving notice. The parties principal offices are presently located at the following addresses.

     GRIC Communications, Inc.:         GRIC Communications, Inc.
                                        1421 McCarthy Boulevard
                                        Milpitas, CA 95035 USA
                                        Attn:    Hong Chen, Ph.D., President &
                                                 CEO
                                        (408) 955-1920 (Voice)
                                        (408)955-1968 (FAX)

     Licensee:                          EuroWeb Internet Service Provider Co.,
                                        a Hungarian Corporation


                                    By:  /s/Krista Hollo
                                         ----------------
                                         Kriszta Hollo
                                         Director of Development

         A party may change its address for purposes of this Section 15.7 by giving the other party written notice of the new address in the manner set forth above.

         15.9.    Dispute Resolution.

         15.9.1. Notice. A party who desires money damages or equitable relief from the other party because of a Claim relating to the subject matter of this Agreement shall give written notice to the other party of the facts constituting the breach or default (a"DISPUTE NOTICE"). This Section 15.9 is intended to cover all aspects of the relationship between the parties with respect to the subject matter of this Agreement, including any claims based on tort or other theories. Any additional claims the parties have against each other shall also be subject to this Section

         15.9.2. Negotiation. For fifteen (15) days following delivery of a Dispute Notice (the "NEGOTIATION PERIOD") the parties shall negotiate to resolve the dispute in good faith.

         15.9.3. Mediation. After the end of the Negotiation Period, either party may request non binding mediation with the assistance of a neutral mediator from a recognized mediation service. The party requesting the mediation shall arrange for the mediation services, subject to the approval of the other party which the other party shall not withhold unreasonably. Mediation shall take place in Santa Clara County, California. Mediation may be scheduled to begin any time after expiration of the Negotiation Period, but with at least 10 days notice to all parties. The parties shall participate in the mediation in good faith and shall devote reasonable time and energy to the mediation so as to promptly resolve the dispute or conclude that they cannot resolve the dispute. The party requesting the mediation shall bear the cost of mediation except as provided elsewhere in this Agreement.

         15.9.4. Arbitration. If thirty (30) days after beginning mediation the parties have not resolved the dispute, either party may submit the dispute to final and binding arbitration pursuant to the Commercial Arbitration Rules of the American arbitration Association. The arbitrator(s) shall apply the substantive law of the State of California to the dispute, and shall have the power to interpret such law to the extent it is unclear. At the request of any party, the arbitrators, attorneys, parties to the arbitration, witnesses, experts, court reporters, or other persons present at the arbitration shall agree in writing to maintain the Strict confidentiality of the arbitration proceedings. At the election of any party, arbitration shall be conducted by a three neutral arbitrators appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association if (a) the amount in Controversy is greater than $50,000 (exclusive of interest and attorney's fees), or (b) a party sought to be enjoined disputes that he or it has engaged in, or asserts that lie or it should be able to engage in, the actions sought to be enjoined. In all other cases, the matter shall be arbitrated by a single neutral arbitrator. The parties surrender and waive the right to submit any dispute to a court or jury, or to appeal to a higher court. There shall be no arbitration of any claim that would otherwise be barred by a statute of limitations if the claim were to be brought in a court of law. The arbitrator shall not have the power to award punitive, consequential, indirect, or special damages.

         15.9.5. Arbitrability. The arbitrators shall have the power to determine what disputes between the parties arc the proper subject of arbitration.

         15.9.6. Preliminary Remedies. Notwithstanding this Section 15.9, a party may apply to a court of competent jurisdiction for prejudgment remedies and emergency relief in the form of a temporary restraining order pending final determination of a claim through arbitration in accordance with this Section 15.9.

         15.9.7. Costs and Attorney's Fees. If the arbitrator determines that the actions of a party or its counsel have unreasonably or unnecessarily delayed tire resolution of the matter, the arbitrator may in its discretion require such party to pay all or part of cost of the mediation arid arbitration proceedings payable by the other party and may require such party to pay all or part of the attorney's fees of the other party. This provision permits an award of attorney's fees against a party regardless of which party is the prevailing party.

         15.9.8. Enforcement. The award of the arbitrator shall be enforceable according to the applicable provisions of the California Code of Civil Procedure, sections 1280 et seq. A party who fails to participate in a negotiation, mediation, or arbitration instituted under this Section 15.9, or who admits to liability and the amount of damage, shall be deemed to have defaulted. Such default may be entered and enforced the same manner as a default in a civil lawsuit.

         15.10. Remedies Cumulative. All remedies, whether under this Agreement, provided by law, or otherwise, shall be cumulative and not alternative.

         15.11. Attorney's Fees. The prevailing party in any suit, action, counterclaim, or arbitration arising out of this Agreement (including without limitation enforcement of any award or judgment obtained with respect to this Agreement) shall be entitled to recover a reasonable allowance for attorney's fees, litigation expenses, and the Cost of arbitration in addition to Court costs. "Prevailing party" within the meaning of this Section 15.11 includes without limitation a party who agrees to dismiss an action or proceeding upon the other's payment of the sums allegedly due or performance of the Covenants allegedly breached, or who obtains substantially the relief sought by it.

         15.12. Governing Law; Jurisdiction and Venue. The rights and obligations of the parties shall be governed by, and this Agreement shall be construed and enforced in accordance with, the laws of the State of California, without reference to the principles of conflict of laws thereof. Except for disputes to be resolved under Section 15.9, the parties hereto Consent to the personal jurisdiction of all federal and state Courts in California, and agree that venue shall lie exclusively in Santa Clara County, California.

         15.13. Entire Agreement. This Agreement and the documents and agreements contemplated in this Agreement constitute the entire agreement between the parties with regard to subject matter hereof. This Agreement supersedes all previous agreements between or among the parties. There are now no agreements, representations, or warranties between or among the parties other than those set forth in this Agreement or the documents and agreements contemplated in this Agreement.

         15.14. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstances, is held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall continue in full force without being impaired or invalidated.

         15.15. No Partnership, Etc. This Agreement does not make the parties partners or joint venturers with each other or with any other GRIC members, nor does it create any principal and agent or trustee and beneficiary relationship or other association between any of the parties or with any other GRIC members No action taken by any party pursuant to this Agreement shall create any such relationship in the absence of express language in this Agreement to the contrary. The relationship of the parties to each other and of all GRIC members to each other and with GRIC Communications, Inc.
in each case is that of independent contractors.

         I 5.16. Authority of Executing Parties. The undersigned represent that they are authorized to execute and deliver this Agreement on behalf of the respective parties hereto. Each party has relied upon the authority of the other in executing and delivering this Agreement.

         15.17. Titles, Captions, and Recitals. Section, and subsection titles and captions contained in this Agreement are inserted as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions. If there is any conflict between the Recitals at the beginning of this Agreement and the substantive provisions of this Agreement, the substantive provisions shall control.

         15.18. Exhibits. All Exhibits hereto shall be deemed to be a part of this Agreement and are fully incorporated in this Agreement by this reference.

         15.19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A party may deliver this Agreement by transmitting a facsimile copy of the signed signature page to the other party or parties. A party who transmits a facsimile copy of the party's signed signature page shall at the same time forward a signed original hard copy of the signature page by mail or personal delivery.

                   IN WITNESS WHEREOF, the undersigned have executed this GRICfax(trademark) License Agreement as of the date first referenced above.


"GRIC COMMUNICATIONS, INC."          "LICENSEE"

GRIC COMMUNICATIONS, INC.,            EuroWeb Internet Service Provider Co.,
a California corporation              a Hungarian Corporation


By:/S/HONG CHEN                       By: /S/KRISZTA HOLLO
   -----------                            ----------------
Hong Chen, President                      Kriszta Hollo
                                          Director of Development













(SIGNATURE PAGE TO GRIC COMMUNICATIONS, INC. GRICFAX(trademark)  LICENSE
AGREEMENT)

                                    EXHIBIT A
                           GRICFAX(TRADEMARK) HARDWARE


         AFCPi/lOO - GRICfax Fax Card I Port                   Qty   =   50

         AFCP4/40O - GRICfax Fax Card 4 Port                   Qty 2   =$5,391

         AFDialer - GRlCfax Data/Call Data Router              Qty 9   =$1,125

         AFDiaIer- Configuration Kit                           Qty I   = $15(0

                                    EXHIBIT B
                   Description of GRlCfax(trademark) Software

         GRICfax(trademark) Client/server software application that enables INTERNET FAXING when properly configured on appropriate hardware to integrate with other GRICfax servers.

         Deliverable. One object code copy of GRICfax(trademark) on floppy disk or CD ROM plus a user manual.

                                    EXHIBIT C

                         FEES AND FINANCIAL ARRANGEMENTS

         I.       Up-front Licensing Fee.

                  GRICFax Server Software- $9,775 (number of ports = 8)

                  GRICFax Manager $2,550

                  HP Openview- $2,040

         2.       Hard ware Purchase Price.

                  $6,666

         3.       Annual Maintenance Fee.

                  $2,954.67

                  Licensee will have one year office GRICfax maintenance for the second year of service.

         4.       Other Financial Arrangements.

                  1. When Licensee is Providing Faxing Services. Licensee shall give to GRIC Communications, Inc., a rate table setting forth for each country in which Licensee terminates faxes for GRIC members the per minute of transmission time rate for such termination ("to terminate" means to accept Internet faxes from GRIC member networks, convert those faxes to standard facsimile transmission, and transmit them to a standalone fax machine or PC). The terminating fax rates will be mutually agreed between the Licensee and GRIC Communications, Inc.. Licensee may revise the rates it charges only according to the procedure set forth in paragraph 3 of this EXHIBIT C and with the consent of GRIC Communications, Inc.. GRIC Communications, Inc. will pay Licensee termination fees based on this rate table.

                  2. When Other GRIC Members are Providing Internet Fax Services. When other GRIC members provide Internet fax services to Licensee by receiving faxes from Licensee or Licensee's customers and transmitting such faxes over GRIC member networks, the per minute of transmission time rate charged to Licensee is set as the rate table which is provided by GRIC Communications, Inc.. Licensee may, in its discretion, establish a retail rate to charge to its customers as a "markup" from the rate set forth immediately above in this paragraph 2. Licensee expressly acknowledges and agrees that the rate charged for the use of GRIC member networks may change from time to time as GRIC Communications, Inc. may decide. GRIC Communications, Inc. may revise such rates only according to the procedure set forth in paragraph 3 of this Exhibit C. The billing to the Licensee shall be calculated as thirty (30) seconds minimum transmission time and six (6) seconds increments thereafter for the remaining duration of the transaction. Each six (6) second increment is calculated as one tenth of a minute and the last remaining seconds are rounded up to the nearest one tenth of a minute.

         3. Revision of Rates by Licensee. Licensee may revise the rate table it gives to GRIC Communications, Inc. under paragraph I of this Exhibit C, effective as of the first day of any calendar month by notifying GRIC Communications, Inc. of the rate change in writing at least 45 days therefore the effective date. No proposed Licensee rate change shall be effective if not delivered in accordance with this paragraph 3. Licensee may revise its rates not more than once each calendar month. GRIC Communications, Inc. may revise the rate table under paragraph 2 of this Exhibit C, effective as of the first day of any calendar month by publishing the rate change at least 30 days before the effective date. GRIC communications, Inc. may revise its rates not more than once each calendar month.

                                    EXHIBIT D

                                   TRADEMARKS



         GRICfax(trademark)
         GRIC(trademark)
         Global Reach Internet Connection(trademark)
         GRIC Member(trademark) logo

                                    EXHIBIT E

                         DESIGNATED PLATFORMS AND SITES


GRICFAX(TRADEMARK)  Serial No. 97051034 0205536696040074181

DESIGNATED PLATFORM                 WINDOWS NT 4.0

         SERVER MODEL:              IBM PC

         SERVER ID No.:

         Site Address:              193.226.220.13


GRICFAX(TRADEMARK)  SERIAL NO.

         Designated Platform

         Server Model:

         Server ID No.:

         SITE ADDRESS:



GRICFAX(TRADEMARK) SERIAL NO.
DESIGNATED PLATFORM

         SERVER MODEL:

         Server ID No.:

         Site Address:

                                    EXHIBIT F

                           AMOUNT OF PAYMENT SECURITY




The amount of the cash prepayment security shall be $0.00